Exhibit 10.22

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of November 25, 2014, by and between SILICON VALLEY BANK, a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and ELEVEN BIOTHERAPEUTICS, INC., a Delaware corporation with its chief executive office located at 215 First Street, Cambridge, Massachusetts 02142 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 27, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of May 27, 2010, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of September 4, 2012, between Borrower and Bank (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1.	Bank hereby acknowledges and agrees that no Prepayment Premium shall be due or payable with respect to the 2012 Growth Capital Advances.

2.	The Loan Agreement shall be amended by inserting the following new provision to appear as Section 2.1.3 (entitled “2014 Growth Capital Loan”) thereof:

“2.1.3 2014 Growth Capital Loan.

(a) Availability. Subject to the terms and conditions of this Agreement, Bank agrees to make one (1) advance (the “First 2014 Growth Capital Advance”) available to Borrower in the amount of Ten Million Dollars ($10,000,000.00) on the 2014 Effective Date, provided that a portion of the proceeds of the First 2014 Growth Capital Advance shall be used to pay in full all outstanding obligations of Borrower to Bank in connection with the 2012 Growth Capital Advances pursuant to Section 2.1.2 hereof. Subject to the terms and conditions of this Agreement, during the 2014 Draw Period, Bank agrees to make one (1) advance (the “Second 2014 Growth Capital Advance”) available to Borrower in aggregate amount of up to Five Million Dollars ($5,000,000.00). The First 2014 Growth Capital Advance and the Second 2014 Growth Capital Advance are hereinafter referred to singly as a “2014 Growth Capital Advance” and collectively as the “2014 Growth Capital Advances”. The aggregate amount of all 2014 Growth Capital Advances shall not exceed Fifteen Million Dollar ($15,000,000.00). After repayment, no 2014 Growth Capital Advance may be re-borrowed.

(b) Interest Payments. Commencing on the first Payment Date of the month following the month in which the Funding Date of the applicable 2014 Growth Capital Advance occurs, and continuing on each Payment Date thereafter, Borrower shall make monthly payments of interest at the rate set forth in Section 2.2(a)(iii).

(c) Repayment. Commencing on December 1, 2015 and continuing on each Payment Date thereafter, Borrower shall repay each 2014 Growth Capital Advance in thirty-six (36) consecutive equal monthly installments of principal and interest, as calculated by Bank, based upon: (i) the amount of such 2014 Growth Capital Advance, (ii) the interest rate set forth in Section 2.2(a)(iii), and (iii) an amortization schedule equal to thirty-six (36) consecutive months. All outstanding and accrued and unpaid interest under each 2014 Growth Capital Advance and all other outstanding Obligations with respect to the 2014 Growth Capital Advances are due and payable in full on the 2014 Growth Capital Maturity Date.

(d) Mandatory Prepayment Upon an Acceleration. If a 2014 Growth Capital Advance is accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued interest under the 2014 Growth Capital Advances, (ii) the Prepayment Premium, (iii) the Final Payment, plus (iv) all other sums, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e) Permitted Prepayment of Growth Capital Advances. Borrower shall have the option, so long as an Event of Default has not occurred and is not continuing, to prepay all (but not less than all) of each 2014 Growth Capital Advance advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay such 2014 Growth Capital Advance at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued interest with respect to such 2014 Growth Capital Advance, (B) the applicable Prepayment Premium, (C) the applicable Final Payment, plus (D) all other sums, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.”

3.	The Loan Agreement shall be amended by inserting the following new provision to appear as Section 2.2(a)(iii) (entitled “2014 Growth Capital Advances”) thereof:

“(iii) 2014 Growth Capital Advances. Subject to Section 2.2(b), the principal amount of each 2014 Growth Capital Advance shall accrue interest at a fixed per annum rate equal to three and three quarters of one percent (3.75%) above the WSJ Prime Rate determined by Bank as of the applicable Funding Date of such 2014 Growth Capital Advance, which interest shall be payable monthly in accordance with Section 2.2(e) below.”

4.	The Loan Agreement shall be amended by inserting the following new provision to appear as Section 2.5 (entitled “Waiver”) thereof:

“2.5 Waiver. Bank hereby agrees to waive the unaccrued remaining portion of the Final Payment with respect to the 2012 Growth Capital Advances, effective as of the 2014 Effective Date.”

5.	The Loan Agreement shall be amended by adding the words “in an amount in excess of Twenty-Five Thousand Dollars ($25,000.00)” after the word “contributions” in Section 5.8 (entitled “Tax Returns and Payments; Pension Contributions”) thereof.

6.	The Loan Agreement shall be amended by replacing the words “hereof” with “of this Agreement” in subsection (f) set forth in Section 6.2 (entitled “Financial Statements, Reports, Certificates”) thereof.

7.	The Loan Agreement shall be amended by adding the words “or other reports” after the word “summary” in Section 6.10 (entitled “Further Assurances”) thereof.

8.	The Loan Agreement shall be amended by adding the words “in an amount in excess of Twenty-Five Thousand Dollars ($25,000.00)” after the word “contributions” in the first sentence of Section 6.4 (entitled “Taxes; Pensions”).

9.	The Loan Agreement shall be amended by inserting the following new provision to appear as Section 6.11 (entitled “Study Discontinuation Event”) thereof:

“6.11 Study Discontinuation Event. Upon the occurrence of a Study Discontinuation Event, Borrower shall immediately provide to Bank, and maintain at all times thereafter, cash collateral to be maintained in a blocked money market account with Bank, in an amount equal to the aggregate outstanding amount of the Obligations of Borrower to Bank outstanding from time to time (for clarity, such amount shall increase on a dollar-for-dollar basis as such aggregate outstanding amount of the Obligations of Borrower to Bank may be increased from time to time).”

10.	Subsection (a) set forth in Section 7.2 (entitled “Changes in Business, Management, Ownership, or Business Locations”) shall be deleted in its entirety and replaced with the following “(a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in or reasonably related thereto;”

11.	Subsection (c)(i) set forth in Section 7.2 (entitled “Changes in Business, Management, Ownership, or Business Locations”) shall be deleted in its entirety and replaced with the following “(c)(i) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within five (5) Business Days after such Key Person’s departure from Borrower;”

12.	The Loan Agreement shall be amended by adding the words “on account of” after the word “payment” in subsection (a) set forth in Section 7.7 (entitled “Distributions; Investments”) thereof.

13.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 8.1 (entitled “Payment Default”) thereof:

“8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the applicable Growth Capital Maturity Date or the 2012 Growth Capital Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting in lieu thereof the following:

“8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the applicable Growth Capital Maturity Date, the 2012 Growth Capital Maturity Date, or the 2014 Growth Capital Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

14.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 8.2(a) (entitled “Covenant Default”) thereof:

“(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.6, or 6.7(b) or violates any covenant in Section 7; or”

and inserting in lieu thereof the following:

“(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.6, 6.7(b), or 6.11, or violates any covenant in Section 7; or”

15.	Section 10 of the Loan Agreement (entitled “Notices”) shall be amended by replacing the Borrower’s notice address with the following

“Eleven Biotherapeutics, Inc.

215 First Street

Cambridge, Massachusetts 02140

Attn: Gregory D. Perry

Fax: (617) 858-0911

Email: Greg.Perry@elevenbio.com

With a copy (which shall not constitute notice) to:

WilmerHale

60 State Street

Boston, Massachusetts 02109

Attn: Richard A. Hoffman, Esq.

Fax: (617) 526-5000

Email: richard.hoffman@wilmerhale.com”

16.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“ “Credit Extension” is any Growth Capital Advance, 2012 Growth Capital Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“ “Final Payment” is (a) a payment (in addition to and not a substitution for the regular monthly payments of interest, or principal plus accrued interest, as applicable) with respect to each Growth Capital Advance due on the earlier of (i) the final Payment Date for each Growth Capital Advance or (ii) the acceleration of each Growth Capital Advance, equal to the amount of such

Growth Capital Advance multiplied by the Final Payment Percentage, and (b) a payment (in addition to and not a substitution for the regular monthly payments of interest, or principal plus accrued interest, as applicable) with respect to each 2012 Growth Capital Advance due on the earlier of (i) the 2012 Growth Capital Maturity Date, (ii) the acceleration of any 2012 Growth Capital Advance, or (iii) the prepayment of any 2012 Growth Capital Advances pursuant to Section 2.1.2(d) or 2.1.2(e), equal to the original principal amount of such 2012 Growth Capital Advance extended by Bank multiplied by the Final Payment Percentage.”

“ “Final Payment Percentage” is, (a) for each Growth Capital Advance, three percent (3.0%), and (b) for each 2012 Growth Capital Advance, four percent (4.0%).”

“ “Prepayment Premium” shall be an additional fee payable to Bank in an amount equal to:

(i) for a prepayment of a Growth Capital Advance made (a) on or prior to the date which is twelve (12) months following the Effective Date, two percent (2.0%) of the principal amount of the Growth Capital Advance prepaid, and (b) after the date which is twelve (12) months following the Effective Date, one percent (1.0%) of the principal amount of the Growth Capital Advance prepaid. Notwithstanding the foregoing, Bank shall waive the Prepayment Premium in connection with the Growth Capital Advances if Bank agrees to refinance (in its sole and absolute discretion) the Growth Capital Advances; and

(ii) for a prepayment of a 2012 Growth Capital Advance made (a) on or prior to the date which is twelve (12) months following the Funding Date of such 2012 Growth Capital Advance, two percent (2.0%) of the outstanding principal amount of such 2012 Growth Capital Advance as of the date immediately and prior to such prepayment, (b) after the date which is twelve (12) months following the Funding Date of such 2012 Growth Capital Advance, but on or prior to the date which is twenty-four (24) months following the Funding Date of such 2012 Growth Capital Advance, one percent (1.0%) of the outstanding principal amount of such 2012 Growth Capital Advance as of the date immediately and prior to such prepayment, and (c) after the date which is twenty-four (24) months following the Funding Date of such 2012 Growth Capital Advance, zero percent (0.0%) of the outstanding principal amount of such 2012 Growth Capital Advance as of the date immediately and prior to such prepayment. Notwithstanding the foregoing, Bank shall waive the Prepayment Premium in connection with the 2012 Growth Capital Advances if Bank agrees to refinance (in its sole and absolute discretion) the 2012 Growth Capital Advances.”

“ “Warrant” is (a) that certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Bank, and (b) that certain Warrant to Purchase Stock dated as of the 2012 Effective Date executed by Borrower in favor of Bank.”

and inserting in lieu thereof the following:

“ “Credit Extension” is any Growth Capital Advance, 2012 Growth Capital Advance, 2014 Growth Capital Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“ “Final Payment” is (a) a payment (in addition to and not a substitution for the regular monthly payments of interest, or principal plus accrued interest, as applicable) with respect to each Growth Capital Advance due on the earlier of (i) the final Payment Date for each Growth Capital Advance or (ii) the acceleration of each Growth Capital Advance, equal to the amount of such Growth Capital Advance multiplied by the Final Payment Percentage, (b) a payment (in addition to and not a substitution for the regular monthly payments of interest, or principal plus accrued interest, as applicable) equal to $154,100.41 with respect to the 2012 Growth Capital Advances is due and payable on the 2014 Effective Date, or (iii) the prepayment of any 2012 Growth Capital Advances pursuant to Section 2.1.2(d) or 2.1.2(e), and (c) a payment (in addition to and not a substitution for the regular monthly payments of interest, or principal plus accrued interest, as applicable) with respect to each 2014 Growth Capital Advance due on the earlier of (i) the 2014 Growth Capital Maturity Date, (ii) the acceleration of any 2014 Growth Capital Advance, or (iii) the prepayment of any 2014 Growth Capital Advances pursuant to Section 2.1.3(d) or 2.1.3(e), equal to the original principal amount of such 2014 Growth Capital Advance extended by Bank multiplied by the Final Payment Percentage.”

“ “Final Payment Percentage” is, (a) for each Growth Capital Advance, three percent (3.0%), and (b) for each 2014 Growth Capital Advance, six percent (6.0%).”

“ “Prepayment Premium” shall be an additional fee payable to Bank in an amount equal to:

(i) for a prepayment of a Growth Capital Advance made (a) on or prior to the date which is twelve (12) months following the Effective Date, two percent (2.0%) of the principal amount of the Growth Capital Advance prepaid, and (b) after the date which is twelve (12) months following the Effective Date, one percent (1.0%) of the principal amount of the Growth Capital Advance prepaid. Notwithstanding the foregoing, Bank shall waive the Prepayment Premium in connection with the Growth Capital Advances if Bank agrees to refinance (in its sole and absolute discretion) the Growth Capital Advances;

(ii) for a prepayment of a 2012 Growth Capital Advance made (a) on or prior to the date which is twelve (12) months following the Funding Date of such 2012 Growth Capital Advance, two percent (2.0%) of the outstanding principal amount of such 2012 Growth Capital Advance as of the date immediately and prior to such prepayment, (b) after the date which is twelve (12) months following the Funding Date of such 2012 Growth Capital Advance, but on or prior to the date which is twenty-four (24) months following the Funding Date of such 2012 Growth Capital Advance, one percent (1.0%) of the outstanding principal amount of such 2012 Growth Capital Advance as of the date immediately and prior to such prepayment, and (c) after the date which is twenty-four (24) months following the Funding Date of such 2012 Growth Capital Advance, zero percent (0.0%) of the outstanding principal amount of such 2012 Growth Capital Advance as of the date immediately and prior to such prepayment. Notwithstanding the foregoing, Bank shall waive the Prepayment Premium in connection with the 2012 Growth Capital Advances if Bank agrees to refinance (in its sole and absolute discretion) the 2012 Growth Capital Advances; and

(iii) for a prepayment of a 2014 Growth Capital Advance made (a) on or prior to the date which is twenty-four (24) months following the Funding Date of such 2014 Growth Capital Advance, three percent (3.0%) of the outstanding principal amount of such 2014 Growth Capital Advance as of the date immediately and prior to such prepayment, (b) after the date which is twenty-four (24) months following the Funding Date of such 2014 Growth Capital Advance, but on or prior to the date which is thirty-six (36) months following the Funding Date of such 2014 Growth Capital Advance, one percent (1.0%) of the outstanding principal amount of such 2014 Growth Capital Advance as of the date immediately and prior to such prepayment, and (c) after the date which is thirty-six (36) months following the Funding Date of such 2014 Growth Capital Advance, zero percent (0.0%) of the outstanding principal amount of such 2014 Growth Capital Advance as of the date immediately and prior to such prepayment.”

“ “Warrant” is (a) that certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Bank, (b) that certain Warrant to Purchase Stock dated as of the 2012 Effective Date executed by Borrower in favor of Bank, (c) that certain Warrant to Purchase Stock dated as of the 2014 Effective Date executed by Borrower in favor of Bank, and (d) that certain Warrant to Purchase Stock dated as of the 2014 Effective Date executed by Borrower in favor of Life Science Loans, LLC in each case as may be amended, restated, modified, or supplemented from time to time.”

17.	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“ “2014 Draw Period” is the period of time commencing upon the occurrence of the Milestone Event and continuing through the earliest to occur of (a) August 31, 2015, and (b) an Event of Default.”

“ “2014 Effective Date” is November 25, 2014.”

“ “2014 Growth Capital Advance” and “2014 Growth Capital Advances” are each defined in Section 2.1.3(a).”

“ “2014 Growth Capital Maturity Date” is November 1, 2018.”

“ “Allergic Conjunctivitis Study” is defined in the definition of Milestone Event.”

“ “Dry Eye Study” is defined in the definition of Milestone Event.”

“ “EBI-005” is defined in the definition of Milestone Event.”

“ “First 2014 Growth Capital Advance” is defined in Section 2.1.3(a).”

“ “Milestone Event” means confirmation by Bank, in Bank’s sole but reasonable discretion, that on or prior to August 31, 2015, one (1) of the following milestones has been achieved: (a) with respect to Borrower’s phase 3 clinical trial of Borrower’s “EBI-005” product (“EBI-005”) for the treatment of dry eye disease that is ongoing as of the 2014 Effective Date (“Dry Eye Study”), Borrower has provided evidence satisfactory to Bank in Bank’s sole but reasonable discretion that Borrower has received (i) top-line results evidencing the achievement of at least one of the two co-primary clinical endpoints, and (ii) approval by the United States Food and Drug Administration to advance EBI-005 into a second phase 3 clinical trial for the treatment of dry eye disease, or (b) with respect to Borrower’s completed phase 2 clinical study of EBI-005 for the treatment of allergic conjunctivitis (“Allergic Conjunctivitis Study”), Borrower has provided evidence satisfactory to Bank in Bank’s sole but reasonable discretion that Borrower has completed a successful meeting with the United States Food and Drug Administration with respect to such Allergic Conjunctivitis Study and has received approval by the United States Food and Drug Administration to advance EBI-005 into a phase 3 clinical trial for the treatment of allergic conjunctivitis.”

“ “Next Clinical Phase” means, (a) with respect to EBI-005 for the treatment of dry eye disease, a second phase 3 clinical trial, or (b) with respect to EBI-005 for the treatment of allergic conjunctivitis, a phase 3 clinical trial.”

“ “Second 2014 Growth Capital Advance” is defined in Section 2.1.3(a).”

“ “Study Discontinuation Event” means the determination by Bank in Bank’s sole but reasonable discretion that either one (1) of the following has occurred: (a) the Dry Eye Study and/or the Allergic Conjunctivitis Study have been terminated as a result of any safety issue, or (b) the failure of Borrower, as a result of any safety issue, to obtain approval from the United States Food and Drug Administration to advance either EBI-005 with respect to the treatment of dry eye disease or with respect to the treatment of allergic conjunctivitis, respectively.”

18.	The Compliance Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

4. FEES. Borrower shall pay to Bank a commitment fee equal to Seventy-Five Thousand Dollars ($75,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. UPDATED PERFECTION CERTIFICATE. Borrower has delivered an updated Perfection Certificate in connection with this Loan Modification Agreement dated as of November 25, 2014 (the “Updated Perfection Certificate”), which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of September 4, 2012. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER: ELEVEN BIOTHERAPEUTICS, INC.		BANK: SILICON VALLEY BANK

By:	/s/ Gregory D. Perry	By:	/s/ Christina M. Zorzi

Name:	Gregory D. Perry	Name:	Christina M. Zorzi

Title:	Chief Financial and Business Officer	Title:	Vice President

[Signature page to Second Loan Modification Agreement]

Schedule 1

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ELEVEN BIOTHERAPEUTICS, INC.

The undersigned authorized officer of ELEVEN BIOTHERAPEUTICS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions in an amount in excess of Twenty-Five Thousand Dollars ($25,000.00) owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Financial Statements and Compliance Certificate	Monthly within 30 days	Yes No
Annual Financial Statements (CPA Audited)	FYE within 180 days	Yes No
Board Projections	FYE within 60 days	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ELEVEN BIOTHERAPEUTICS, INC.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER

Name:	Date:

Title:
Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No